UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas 39th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Item 8.01	Other Events

On February 18, 2021, Safehold Inc. (the “Company”), Safehold Operating Partnership LP (the “Operating Partnership”) and SFTY Manager LLC (the “Manager”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc., Barclays Capital Inc., Berenberg Capital Markets LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., SMBC Nikko Securities America, Inc. and Truist Securities, Inc. (each, individually, an “Agent” and, collectively, the “Agents”), pursuant to which the Company may sell, from time to time, shares of its common stock, $0.01 par value per share (“Common Stock”), having an aggregate gross sales price of up to $250.0 million (the “Shares”), through or to the Agents. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Shares. Actual sales, if any, will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, capital needs and determinations by the Company of the appropriate sources of its funding.

Any Shares sold in the offering will be issued pursuant to a prospectus supplement, dated February 18, 2021, filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2021, and the accompanying base prospectus, dated February 18, 2021, forming part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-253262, filed with the SEC on February 18, 2021. Sales of the Shares, if any, made pursuant to the Sales Agreement may be sold in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. The Sales Agreement provides that an Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of any of the Shares sold through it as Agent. Under the terms of the Sales Agreement, the Company may also sell Shares to one or more Agents, as principal, at a price agreed upon at the time of sale. If the Company sells Shares to any Agent(s) as principal, it will enter into a separate terms agreement with the Agent(s), setting forth the terms of such transaction. The Company intends to contribute any net proceeds from the sale of Shares to the Operating Partnership, which intends to use such net proceeds for general corporate purposes, which may include repaying or repurchasing indebtedness, making additional investments in ground leases and providing for working capital.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Sales Agreement and also agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act. The foregoing description of the Sales Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of Sales Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On February 18, 2021, Venable LLP delivered its legality opinion with respect to the Shares that may be issued pursuant to the Sales Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 1.1	ATM Equity OfferingSM Sales Agreement dated February 18, 2021

Exhibit 5.1	Opinion of Venable LLP

Exhibit 23.1	Consent of Venable LLP (contained in opinion filed as Exhibit 5.1 hereto)

Exhibit 104	Cover Page Interactive File (the cover page tags are embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

Date:	February 18, 2021	By:	/s/ JEREMY FOX-GEEN
Jeremy Fox-Geen
Chief Financial Officer